Exhibit 3.1
UNDERWRITING AGREEMENT
January 20, 2010
Alexco Resource Corp.
1150 – 200 Granville Street
Vancouver, BC V6C 1S4

Attention:	Mr. Clynton Nauman, President & CEO
Dear Sirs:
The undersigned, Canaccord Financial Ltd. (“Canaccord”) and Cormark Securities Inc. (collectively, the “Underwriters” and each individually, an “Underwriter”), understand that Alexco Resource Corp. (the “Company”) proposes to issue and sell 7,350,000 common shares of the Company (individually a “Share” and, collectively, the “Shares”).
Upon and subject to the terms and conditions set forth herein, the Underwriters hereby severally, and not jointly nor jointly and severally, offer to purchase from the Company in the respective percentages set forth in Section 11 hereof, and the Company agrees to sell to the Underwriters, all but not less than all of the Shares on an underwritten basis at a price of $3.50 per Share (the “Issue Price”) for gross proceeds of $25,725,000, provided that the Underwriters may arrange for substituted purchasers for the Shares resident in the Selling Jurisdictions (as hereinafter defined) or those jurisdictions outside Canada and the United States (as hereinafter defined) where the Shares may be lawfully sold (“Substituted Purchasers”).
The Company understands that the Underwriters propose to make a public offering of the Shares in the United States and each of the Qualifying Provinces (as hereinafter defined), either directly or through their respective U.S. affiliates upon the terms set forth in the Prospectuses (as hereinafter defined) as soon as the Underwriters deem advisable after this Agreement has been executed and delivered.
In addition, the Underwriters shall have an over-allotment option (the “Over-Allotment Option”), which Over-Allotment Option may be exercised in whole or in part at the Underwriters’ sole discretion and without obligation, to purchase up to an additional 1,102,500 Shares (“Additional Shares”) at the Issue Price for additional gross proceeds to the Company of up to $3,858,750 to cover over-allotments and for market stabilization purposes. The Over-Allotment Option shall be exercisable by the Underwriters at any time and from time to time, for a period of 30 days following the Closing Date by delivering written notice to that effect not later than 48 hours prior to the proposed Over-Allotment Closing Date (as hereinafter defined) to the Company after which time the Over-Allotment Option shall be void and of no further force and effect. In the event that the Over-Allotment Option is exercised, the Additional Shares issued thereunder, shall be deemed to form part of the offering for the purposes hereof and all of the terms and conditions relating to the closing of the purchase and sale of the Shares shall apply to each Over-Allotment Closing (as hereinafter defined). The offering of the Shares (which term shall include any Additional Shares to be sold in the event of the exercise of the Over-Allotment Option) by the Company is hereinafter referred to as the “Offering”. Unless the context otherwise requires, all references to the “Shares” shall assume the exercise of the Over-Allotment Option and shall include the Additional Shares.
The Company has filed in accordance with National Instrument 44-101 and under and as required by Canadian Securities Laws (as hereinafter defined) a preliminary short form prospectus with each of the Securities Commissions (as hereinafter defined) relating to the distribution of the Shares (such short form prospectus, including the Documents Incorporated by Reference (as hereinafter defined), the “Initial Canadian Preliminary Prospectus”) and has obtained a Dual Prospectus Receipt (as hereinafter defined) therefor. In addition, the Company has prepared and filed with the SEC (as hereinafter defined)

a registration statement on Form F-10 (File No. 333-164399) registering the Shares under the U.S. Securities Act (as hereinafter defined), and the rules and regulations of the SEC thereunder, in connection with the offers and sales contemplated hereby, including the Initial Canadian Preliminary Prospectus (with such deletions therefrom and additions thereto as are permitted or required by Form F-10 and the applicable rules and regulations of the SEC) (such registration statement, including the exhibits and any schedules thereto, the Documents Incorporated by Reference and the documents otherwise deemed under applicable rules and regulations of the SEC to be a part thereof or included therein, the “Initial Registration Statement”).
The Company shall, as soon as possible after the execution of this Agreement and on a basis acceptable to the Underwriters, acting reasonably, prepare and file in accordance with National Instrument 44-101 and under and as required by Canadian Securities Laws with each of the Securities Commissions an amended and restated Initial Canadian Preliminary Prospectus (such short form prospectus, including the Documents Incorporated by Reference, the “Canadian Preliminary Prospectus”) and all other required documents and obtain a Dual Prospectus Receipt therefor no later than 5:00 p.m. (E.S.T.) on January 20, 2010. The Company shall also, immediately after the filing of the Canadian Preliminary Prospectus and on a basis acceptable to the Underwriters, acting reasonably, prepare and file with the SEC a pre-effective amendment to the Initial Registration Statement, including the Canadian Preliminary Prospectus (with such deletions therefrom and additions thereto as are permitted or required by Form F-10 and the applicable rules and regulations of the SEC) (such pre-effective amendment to the Initial Registration Statement, including the exhibits and any schedules thereto, the Documents Incorporated by Reference and the documents otherwise deemed under applicable rules and regulations of the SEC to be a part thereof or included therein, the “Amendment No. 1 to the Registration Statement”).
The Company will prepare and file forthwith after any comments with respect to the Canadian Preliminary Prospectus have been received from, and have been resolved with, the British Columbia Securities Commission, and on a basis acceptable to the Underwriters, acting reasonably, and on the terms set out below, in accordance with National Instrument 44-101 and under and as required by Canadian Securities Laws with each of the Securities Commissions a (final) short form prospectus (such short form prospectus, including the Documents Incorporated by Reference, the “Canadian Final Prospectus”) and all other required documents, including any document incorporated by reference therein that has not previously been filed, in order to qualify for distribution to the public the Shares in the Qualifying Jurisdictions (as hereinafter defined) through the Underwriters or any other investment dealer or broker registered to transact such business in the applicable Qualifying Jurisdictions contracting with the Underwriters and obtain a Dual Prospectus Receipt therefor no later than February 1, 2010 (or such later date as may be agreed to in writing by the Company and the Underwriters). The Company will also, immediately after the filing of the Canadian Final Prospectus and on a basis acceptable to the Underwriters, acting reasonably, file with the SEC a second pre-effective amendment to the Initial Registration Statement, including the Canadian Final Prospectus (with such deletions therefrom and additions thereto as are permitted or required by Form F-10 and the applicable rules and regulations of the SEC) (such second pre-effective amendment to the Initial Registration Statement, including the exhibits and any schedules thereto, the Documents Incorporated by Reference and the documents otherwise deemed under applicable rules and regulations of the SEC to be a part thereof or included therein, the “Amendment No. 2 to the Registration Statement”) and cause the Amendment No. 2 to the Registration Statement to become effective under the U.S. Securities Act unless it became effective automatically upon filing (the Initial Registration Statement, as amended at the time it becomes effective, including the exhibits and any schedules thereto, the Documents Incorporated by Reference and the documents otherwise deemed under applicable rules and regulations of the SEC to be a part thereof or included therein, the “Registration Statement”).
The Company has also prepared and filed with the SEC an appointment of agent for service of process upon the Company on Form F-X (the “Form F-X”) in conjunction with the filing of the Initial Registration Statement.

The Company and the Underwriters agree that any offers or sales of the Shares in the United States will be conducted through the Underwriters, or one or more affiliates of the Underwriters, duly registered as a broker-dealer in compliance with applicable U.S. Securities Laws (as hereinafter defined) and the requirements of the Financial Industry Regulatory Authority, Inc (“FINRA”).
In consideration of the Underwriters’ services to be rendered in connection with the Offering, including assisting in preparing documentation relating to the sale of the Shares, including the Prospectuses (as hereinafter defined), and distributing the Shares, directly and through other investment dealers and brokers, the Company shall pay to Canaccord, for and on behalf of all of the Underwriters, a cash fee (the “Underwriters Fee”) in an amount equal to 7% of the gross proceeds received by the Company from the issue and sale of the Shares (including for greater certainty any Additional Shares). The Company agrees that the Underwriters will be permitted to appoint, at their sole expense, other registered dealers or other dealers duly qualified in their respective jurisdictions, in each case acceptable to the Company, acting reasonably, as their agents to assist in the Offering in the Selling Jurisdictions (as hereinafter defined) and that the Underwriters may determine the remuneration payable to such other dealers appointed by them.
This offer is conditional upon and subject to the additional terms and conditions set forth below.
1. Interpretation
1.1 Unless expressly provided otherwise herein, where used in this Agreement or any schedule attached hereto, the following terms shall have the following meanings, respectively:
“Additional Shares” shall have the meaning ascribed thereto in the fourth paragraph of this Agreement;
“affiliate” has the meaning given to that term in the Securities Act (British Columbia);
“Agreement” means the agreement resulting from the acceptance by the Company of the offer made by the Underwriters by this letter;
“Amendment No. 1 to the Registration Statement” shall have the meaning ascribed thereto in the sixth paragraph of this Agreement;
“Amendment No. 2 to the Registration Statement” shall have the meaning ascribed thereto in the seventh paragraph of this Agreement;
“Applicable Time” means the Effective Time;
“Beneficiaries” has the meaning given to that term in section 9.4;
“Canadian Final Prospectus” shall have the meaning ascribed thereto in the seventh paragraph of this Agreement;
“Canadian Preliminary Prospectus” shall have the meaning ascribed thereto in the sixth paragraph of this Agreement
“Canadian Prospectus” means, collectively, the Initial Canadian Preliminary Prospectus, the Canadian Preliminary Prospectus and the Canadian Final Prospectus, in each case including all of the Documents Incorporated by Reference;
“Canadian Securities Laws” means, collectively, the applicable securities laws of each of the Qualifying Provinces, their respective regulations, rulings, rules, orders and prescribed forms thereunder, the applicable published policy statements issued by the Securities Commissions thereunder, the securities legislation of and published policies issued by each other relevant jurisdiction and the rules of the TSX;

“Claim” has the meaning given to that term in section 9.1;
“Closing Date” means February 15, 2010 or such earlier or later date as the Company and the Underwriters may agree, but in any event no later than March 15, 2010;
“Common Shares” means the common shares in the capital of the Company;
“Company” shall have the meaning ascribed thereto in the first paragraph of this Agreement;
“Company’s Financial Statements” has the meaning given to that term in subsection 4.1.1(r) hereto;
“Continuous Disclosure Materials” has the meaning given to that term in subsection 4.1.1(b) hereto;
“distribution” (or “distribute” as derived therefrom) has the meaning given to that term in the Securities Act (British Columbia);
“Distribution Period” means the period commencing on the date of this Agreement and ending on the date on which all of the Shares have been sold by the Underwriters pursuant to the terms of this Agreement;
“Documents Incorporated by Reference” means all financial statements, management information circulars, annual information forms, material change reports, business acquisition reports or other documents issued by the Company, whether before or after the date of this Agreement, that are required to be incorporated by reference into the Prospectuses pursuant to the applicable Securities Laws;
“Dual Prospectus Receipt” means the receipt issued by the Commission, which is deemed to also be a receipt of the other Securities Commissions and evidence of the receipt of the Ontario Securities Commission pursuant to Multilateral Instrument 11-102 —Passport System and National Policy 11-202 — Process for Prospectus Reviews in Multiple Jurisdictions, for the Initial Canadian Preliminary Prospectus, the Canadian Preliminary Prospectus and the Canadian Final Prospectus, as the case may be;
“Effective Time” means the time the Registration Statement becomes effective pursuant to Rule 467(a) under the U.S. Securities Act or otherwise becomes effective under the U.S. Securities Act pursuant to the rules and regulations of the SEC;
“Exchanges” means collectively the TSX and the NYSE Amex;
“Form F-X” shall have the meaning ascribed thereto in the eighth paragraph of this Agreement;
“including” means including without limitation;
“Indemnified Parties” has the meaning given to that term in subsection 9.1 hereto;
“Initial Canadian Preliminary Prospectus” shall have the meaning ascribed thereto in the fifth paragraph of this Agreement.
“Initial Registration Statement” shall have the meaning ascribed thereto in the fifth paragraph of this Agreement.
“Issue Price” shall have the meaning ascribed thereto in the second paragraph of this Agreement;
“Issuer Free Writing Prospectus” means an “issuer free writing prospectus” as defined in Rule 433 under the U.S. Securities Act relating to the Shares that (i) is required to be filed with the SEC by the Company, (ii) is a “road show that is a written communication” within the meaning of Rule 433(d)(8)(i)

whether or not required to be filed with the SEC or (iii) is exempt from filing pursuant to Rule 433(d)(5)(i) because it contains a description of the Shares or of the Offering that does not reflect the final terms, in each case in the form filed or required to be filed with the SEC or, if not required to be filed, in the form retained in the Company’s records pursuant to Rule 433(g);
“material change” has the meaning given to that term in the Securities Act (British Columbia);
“Material Contracts” has the meaning given to that term in subsection 4.1.1(v) hereto;
“material fact” has the meaning given to that term in the Securities Act (British Columbia);
“misrepresentation” has the meaning given to that term in the Securities Act (British Columbia);
“NP 11-202” means National Policy 11-202 – Process for Prospectus Reviews in Multiple Jurisdictions;
“NYSE Amex” means the NYSE Amex LLC;
“Offering” shall have the meaning ascribed thereto in the third paragraph of this Agreement;
“Offering Documents” means, collectively, the Prospectuses, the Registration Statement and any Supplementary Material;
“Over-Allotment Closing” means the closing of the sale of the Additional Shares pursuant to the exercise of the Over-Allotment Option;
“Over-Allotment Closing Date” means the date on which the Over-Allotment Closing occurs;
“Over-Allotment Option” shall have the meaning ascribed thereto in the fourth paragraph of this Agreement;
“Permitted Free Writing Prospectus” has the meaning given to that term in subsection 4.1.4(g);
“person” includes any individual, corporation, limited partnership, general partnership, joint stock company or association, joint venture association, company, trust, bank, trust company, land trust, investment trust, society or other entity, organization, syndicate, whether incorporated or not, trustee, executor or other legal personal representative, and governments and agencies and political subdivisions thereof;
“Principals” has the meaning given to that term in subsection 4.1.1(r)(i) hereto;
“Prospectuses” means, collectively, the Canadian Prospectus and the U.S. Prospectus;
“Purchasers” means, collectively, each of the purchasers of Shares arranged by the Underwriters pursuant to the Offering, including, the Substituted Purchasers and, if applicable, the Underwriters;
“Qualifying Provinces” means the Provinces of British Columbia, Alberta, Saskatchewan, Manitoba and Ontario;
“Registration Statement” shall have the meaning ascribed thereto in the seventh paragraph of this Agreement;
“Regulatory Authorities” means collectively the Securities Commissions, the SEC and the Exchanges;
“SEC” means the United States Securities and Exchange Commission;

“Securities Commissions” means the applicable securities commission or securities regulatory authority in each of the Qualifying Provinces;
“Securities Laws” means the Canadian Securities Laws and the U.S. Securities Laws;
“Selling Group” means, collectively, those registered dealers appointed by the Underwriters to assist in the Offering as contemplated in the third paragraph of this Agreement;
“Selling Jurisdictions” means, collectively, the Qualifying Provinces and the United States and such other jurisdictions as the Underwriters and the Company may agree;
“Shareholders” has the meaning given to that term in subsection 4.1.1(r)(i);
“Shares” shall have the meanings ascribed to such term in the first and third paragraphs of this Agreement, as applicable;
“Subsidiaries” means all of the material subsidiaries of the Company, which are listed in Schedule “B” hereto;
“subsidiary” shall have the meaning ascribed thereto in the Securities Act (British Columbia);
“Substituted Purchasers” shall have the meaning ascribed to such term in the second paragraph of this Agreement;
“Supplementary Material” means, collectively, any amendment to the Prospectuses, any amended or supplemental prospectus or ancillary material required to be filed with any of the Securities Commissions or SEC in connection with the distribution of the Shares and any Documents Incorporated By Reference;
“Time of Closing” means 8:00 a.m. (Toronto time) on the Closing Date;
“Title Opinions” has the meaning given to that term in subsection 4.1.1(n)
“trade” has the meaning given to that term in the Securities Act (British Columbia);
“Transfer Agent” means Computershare Investor Services Inc.;
“TSX” means the Toronto Stock Exchange;
“Underwriters” shall have the meaning ascribed thereto in the first paragraph of this Agreement;
“Underwriters’ Expenses” has the meaning given to that term in section 10.1;
“Underwriting Fee” means a cash fee equal to 7% of the aggregate gross proceeds of the Offering payable at the Time of Closing;
“United States” means the United States of America, its territories and possessions, any state of the United States, and the District of Columbia;
“U.S. Exchange Act” means the United States Securities Exchange Act of 1934, as amended;
“U.S. Final Prospectus” means the Canadian Final Prospectus with such deletions therefrom and additions thereto as are permitted or required by Form F-10 and the applicable rules and regulations of the SEC, included in the Registration Statement at the Effective Time, including the Documents Incorporated by Reference;

“U.S. Initial Preliminary Prospectus” means the Initial Canadian Preliminary Prospectus with such deletions therefrom and additions thereto as are permitted or required by Form F-10 and the applicable rules and regulations of the SEC, included in the Initial Registration Statement, including the Documents Incorporated by Reference;
“U.S. Preliminary Prospectus” means, as of any time prior to the Effective Time, the Canadian Preliminary Prospectus with such deletions therefrom and additions thereto as are permitted or required by Form F-10 and the applicable rules and regulations of the SEC, included in the Initial Registration Statement as amended at such time, including the Documents Incorporated by Reference;
“U.S. Prospectus” means, collectively, the U.S. Initial Preliminary Prospectus, the U.S. Preliminary Prospectus and the U.S. Final Prospectus;
“U.S. Securities Act” means the United States Securities Act of 1933, as amended; and
“U.S. Securities Laws” means all of the applicable federal and state securities laws and regulations of the United States, including without limitation, the U.S. Securities Act, the U.S. Exchange Act and the respective rules and regulations of the SEC thereunder.
1.2 Division and Headings: The division of this Agreement into sections, subsections, paragraphs and other subdivisions and the insertion of headings are for convenience of reference only and shall not affect the construction or interpretation of this Agreement. Unless something in the subject matter or context is inconsistent therewith, references herein to sections, subsections, paragraphs and other subdivisions are to sections, subsections, paragraphs and other subdivisions of this Agreement.
1.3 Governing Law: This Agreement shall be governed by and construed in accordance with the laws of the Province of British Columbia and the federal laws of Canada applicable therein.
1.4 Currency: Except as otherwise indicated, all amounts expressed herein in terms of money refer to lawful currency of Canada and all payments to be made hereunder shall be made in such currency.
1.5 Schedules: The following are the schedules attached to this Agreement, which schedules are deemed to be a part hereof and are hereby incorporated by reference herein:
Schedule “A” – Opinion of the Company’s Canadian and U.S. Counsel
Schedule “B” – Material Subsidiaries
Schedule “C” – Outstanding Convertible Securities
2. Nature of Transaction
2.1 Each Purchaser shall purchase the Shares pursuant to the Canadian Final Prospectus or the Registration Statement. The Company hereby agrees to secure compliance with all applicable securities regulatory requirements of the Qualifying Provinces and the United States on a timely basis in connection with the distribution of the Shares, except the Company shall not be responsible for and shall only be required to assist the Underwriters in all reasonable respects in connection with regulatory requirements of FINRA. The Underwriters agree to assist the Company in all reasonable respects to secure compliance with all regulatory requirements in connection with the Offering.
2.2 The Company shall, all on a basis which meets the time requirements below and is otherwise satisfactory to the Underwriters, acting reasonably:

(a)	previously have obtained a Dual Prospectus Receipt with respect to the Initial Canadian Preliminary Prospectus and, not later than 5:00 p.m. (E.S.T.) on the date hereof, have obtained a Dual Prospectus Receipt with respect to the Canadian Preliminary Prospectus;

(b)	not later than 5:00 p.m. (E.S.T.) on the date hereof, have filed the Amendment No. 1 to the Registration Statement with the SEC;

(c)	forthwith after any comments with respect to the Canadian Preliminary Prospectus have been received from, and have been resolved with, the British Columbia Securities Commission, but not later than February 1, 2010 (or such later time and date as may be agreed to in writing by the Company and the Underwriters), have obtained a Dual Prospectus Receipt with respect to the Canadian Final Prospectus or otherwise fulfilled all legal requirements to enable the Shares to be offered and sold to the public in the Qualifying Jurisdictions through the Underwriters or any other investment dealer or broker registered to transact such business in the applicable Qualifying Jurisdictions contracting with the Underwriters; and

(d)	immediately after filing of the Canadian Final Prospectus referenced in subparagraph (c) above, file the Amendment No. 2 to the Registration Statement with the SEC, which shall become effective upon filing pursuant to Rule 467(a) under the U.S. Securities Act or otherwise shall become effective under the U.S. Securities Act pursuant to the rules and regulations of the SEC no later than February 1, 2010.
3. Covenants and Representations of the Underwriters
3.1 Each of the Underwriters severally covenants with the Company that it will (and will use its commercially reasonable best efforts to cause the members of the Selling Group to):
(i)	conduct activities in connection with arranging for the sale and distribution of the Shares, including the exercise, if any, of the Over-Allotment Option, in compliance with all applicable Securities Laws, the Prospectuses, the Registration Statement and the provisions of this Agreement;

(ii)	not, directly or indirectly, sell or solicit offers to purchase the Shares or distribute or publish any offering circular, prospectus, form of application, advertisement or other offering materials in any country or jurisdiction so as to require registration of the Shares or filing of a prospectus or similar document with respect thereto or compliance by the Company with regulatory requirements (including any continuous disclosure obligations or similar reporting obligations) under the laws of, or subject the Company (or any of its directors, officers or employees) to any inquiry, investigation or proceeding of any securities regulatory authority, stock exchange or other authority in, any jurisdiction (other than the filings of the Canadian Prospectus in the Qualifying Provinces and the Registration Statement in the United States);

(iii)	use reasonable efforts to complete and to cause the members of the Selling Group to complete the distribution of the Shares as soon as reasonably practicable;

(iv)	not make any representations or warranties with respect to the Company or its securities, other than as set forth in the Offering Documents; and

(v)	upon the Company obtaining the necessary receipts therefor, deliver one copy of the Canadian Final Prospectus or U.S. Final Prospectus, as applicable, and any Supplementary Material to each of the Purchasers.

3.2 Canaccord shall, on behalf of the Underwriters, notify the Company when, in its opinion, the Underwriters and Selling Group have ceased distribution of the Shares and, if required for regulatory compliance purposes, provide a breakdown of the number of Shares distributed and proceeds received.
3.3 Notwithstanding the foregoing provisions of this Section 3, an Underwriter will not be liable to the Company under this Section 3 with respect to a default under this Section 3 by another Underwriter.
3.4 Each Underwriter represents and warrants to, and covenants with, the Company that at least one of the Underwriters or one of their U.S. affiliates is duly registered under the applicable Securities Laws in each of the Qualifying Provinces and the United States and that all offers and sales in the United States will be conducted through a duly registered broker-dealer in compliance with applicable U.S. Securities Laws and the requirements of FINRA.
4. Representations, Warranties and Covenants of the Company
4.1 The Company represents, warrants and covenants to the Underwriter and acknowledges that the Underwriters are relying upon such representations, warranties and covenants in entering into this Agreement, that:
4.1.1 Corporate Matters
(a)	the Company and each of the Subsidiaries is a duly incorporated, continued or amalgamated company in good standing under the laws of its jurisdiction of incorporation, continuance or amalgamation;

(b)	all documents previously published or filed by the Company with the Regulatory Authorities (the “Continuous Disclosure Materials”) contain no untrue statement of a material fact as at the date thereof nor do they omit to state a material fact which, at the date thereof, was required to have been stated or was necessary to prevent a statement that was made from being false or misleading in the circumstances in which it was made and were prepared in accordance with and comply with applicable Securities Laws;

(c)	the Company’s direct or indirect percentage ownership of the shares of the Subsidiaries is correctly disclosed in Schedule “B” to this Agreement, and all such shares are legally and beneficially owned by the Company or, in the case of shares held through Subsidiaries, by such Subsidiaries, free and clear of all liens, charges and encumbrances of any kind whatsoever;

(d)	the Company is a reporting issuer or the equivalent in each of British Columbia, Alberta and Ontario and the Company is not in default of any of the requirements of the applicable Securities Laws of such jurisdictions;

(e)	the Company meets the general eligibility requirements for use of a short form prospectus under National Instrument 44-101 Short Form Prospectus Distributions of the Canadian securities administrators;

(f)	the Company is subject to Section 13(a) or 15(d) of the U.S. Exchange Act and is current in its filings thereunder, and the Company is a “foreign private issuer” (as defined in Rule 3b-4 under the U.S. Exchange Act) that meets the eligibility requirements for use of Form F-10;

(g)	the Common Shares are listed for trading on the Exchanges and the Company is not in material default of any of the listing requirements of the Exchanges applicable to the Company;

(h)	the authorized capital of the Company consists of an unlimited number of Common Shares, of which ,45,753,936 Common Shares were issued and outstanding as the date hereof as fully paid and non-assessable Common Shares in the capital of the Company;

(i)	except as disclosed in Schedule “C”, there are no, nor will there be immediately prior to the Time of Closing, outstanding options, agreements or rights of any kind whatsoever to acquire any Common Shares of the Company;

(j)	upon their issuance, and receipt of full payment therefor, the Shares will be validly issued and outstanding as fully paid and non-assessable Common Shares registered in the names of the Underwriters or as directed by the Underwriters, as the case may be, or a permitted transferee thereof, free and clear of all voting restrictions, resale or trade restrictions (except control person restrictions) and liens, charges or encumbrances of any kind whatsoever;

(k)	the Shares will on the date of issue be qualified investments under the Income Tax Act (Canada) and the regulations thereunder, as in effect on the date hereof, for trusts governed by registered retirement savings plans, registered retirement income funds, deferred profit sharing plans and registered education savings plans, registered disability savings plans and tax-free savings accounts within the meaning of the Income Tax Act (Canada);

(l)	all of the material transactions of the Company and each of the Subsidiaries have been promptly and properly recorded or filed in or with their respective books or records and their respective minute books contain all of their material transactions, all records of the meetings and proceedings of their directors, shareholders and other committees, if any, since their respective incorporations;

(m)	the Company and each Subsidiary has the corporate power and capacity to own the assets owned by it and to carry on the business carried on by it, and the Company and each of the Subsidiaries hold all licences and permits that are required for carrying on their respective businesses in the manner in which such businesses have been carried on and is duly qualified to carry on business in all jurisdictions in which it carries on business, except where failure would not have a material adverse effect on the business of the Company;

(n)	the Company and each of the Subsidiaries have good title to their respective assets, free and clear of all liens, charges and encumbrances of any kind whatsoever save and except as disclosed in the Continuous Disclosure Materials and the title opinions dated December 23, 2009 of Yukon counsel previously provided to the Underwriters (the “Title Opinions”) or where such liens, charges and encumbrances would not have a material adverse effect on the business of the Company or the Subsidiaries;

(o)	all interests in natural resource properties and surface rights for exploration and exploitation, as applicable, overlying those properties of the Company or the Subsidiaries, except as disclosed in the Continuous Disclosure Materials and Title Opinions, are owned or held by the Company or such Subsidiaries as owner thereof with good title; are in good standing; and are valid and enforceable and free and clear of any liens, charges or encumbrances and no royalty is payable in respect of any of them, except such as would not have a material adverse effect on the business of the Company or the Subsidiaries. No other property rights are necessary for the conduct of the Company’s or the Subsidiaries’ businesses as they are currently being conducted, and there are no restrictions on the ability of the Company or the Subsidiaries to use or otherwise exploit any such property rights, and the Company does not know of any claim or basis for a claim that may adversely affect such rights in any respect;

(p)	neither the Company nor the Subsidiaries have any responsibility or obligation to pay or have paid on their behalf any commission, royalty or similar payment to any person with respect to their property rights as of the Closing Date, except as disclosed in the Continuous Disclosure Materials and Title Opinions or such as would not have a material adverse effect on the business of the Company or its Subsidiaries;

(q)	the Company and each of the Subsidiaries are in compliance in all respects with all material terms and provisions of all contracts, agreements, indentures, leases, policies, instruments and licences that are material to the conduct of their respective businesses and all such contracts, agreements, indentures, leases, policies, instruments and licences are valid and binding in accordance with their terms and in full force and effect, and no breach or default by the Company or the Subsidiaries or event which, with notice or lapse or both, could constitute a material breach or material default by the Company or the Subsidiaries, exists with respect thereto;

(r)	the consolidated audited financial statements of the Company for its fiscal years ended June 30, 2009 and June 30, 2008 and the unaudited interim consolidated financial statements of the Company for the three month period ended September 30, 2009 (collectively, the “Company’s Financial Statements”) present fairly and accurately the financial position and results of the operations of the Company on a consolidated basis for the periods then ended and the Company’s Financial Statements have been prepared in accordance with Canadian generally accepted accounting principles applied on a consistent basis, and such consolidated audited financial statements have been reconciled to generally accepted accounting principles in the United States in accordance with Item 18 of Form 20-F under the U.S. Exchange Act;

(s)	the books and records of the Company and each of the Subsidiaries disclose all of their material financial transactions and such transactions have been fairly and accurately recorded; and except as disclosed in the Company’s Financial Statements:
(i)	neither the Company nor any of the Subsidiaries is indebted to any of its directors or officers (collectively the “Principals”), other than on account of director’s fees, management fees or expenses accrued but not paid, or to any of its shareholders (the “Shareholders”);

(ii)	except for possible advances for expenses, none of the Principals or Shareholders is indebted or under obligation to the Company or to any of the Subsidiaries, on any account whatsoever; and

(iii)	the Company has not guaranteed or agreed to guarantee any debt, liability or other obligation of any kind whatsoever of any person, firm or corporation whatsoever other than of a Subsidiary;
(t)	there are no material liabilities of the Company or of the Subsidiaries, whether direct, indirect, absolute, contingent or otherwise which are not disclosed or reflected in the Company’s Financial Statements except those incurred in the ordinary course of their respective businesses since September 30, 2009;

(u)	since September 30, 2009 there has not been any adverse material change of any kind whatsoever in the financial position or condition of the Company or of any of the

Subsidiaries or any damage, loss or other change of any kind whatsoever in circumstances materially affecting their respective businesses or assets, taken as a whole, or the right or capacity of any of them to carry on their respective businesses, such businesses having been carried on in the ordinary course;

(v)	the directors and officers of the Company and their compensation arrangements with the Company, whether as directors or officers of, or as independent contractors or consultants to, the Company are as disclosed in the Continuous Disclosure Materials to the extent such disclosure is required under applicable Securities Laws, and, except as disclosed therein, there are no pensions, profit sharing, group insurance or similar plans or other deferred compensation plans of any kind whatsoever affecting the Company;

(w)	all contracts and agreements material to the Company other than those entered into in the ordinary course of its business as presently conducted and taken as a whole (collectively the “Material Contracts”) have been disclosed to the Underwriters;

(x)	all tax returns, reports, and elections of the Company, and the Subsidiaries required by law to have been filed or made, have been filed or made (as the case may be) and are true, complete and correct and all material amounts of taxes and remittances owing of the Company and all material amounts of taxes and remittances owing by the Subsidiaries have been paid or accrued in the Company’s Financial Statements;

(y)	the Company and the Subsidiaries, have been assessed for all applicable taxes to and including the Company’s fiscal year ended June 30, 2008 and have received all appropriate refunds, have made adequate provision for taxes payable for all subsequent periods and the Company is not aware of any material contingent tax liability of the Company or of any Subsidiary;

(z)	there are no actions, suits, judgments, investigations or proceedings of any kind whatsoever outstanding or pending, or to the knowledge of the Company threatened against or affecting the Company, or the Subsidiaries, or to the knowledge of the Company their respective directors, officers or promoters, at law or in equity or before or by any federal, provincial, state, municipal or other governmental department, commission, board, bureau or agency of any kind whatsoever and there is no basis therefor;

(aa)	PricewaterhouseCoopers LLP, who have audited the Financial Statements and have audited the Company’s internal control over financial reporting, are independent within the meaning of the Rules of Professional Conduct/Code of Ethics of the various provincial institutes/order, the Canada Business Corporations Act, the U.S. Securities Act and the applicable rules and regulations thereunder adopted by the SEC and the Public Company Accounting Oversight Board (United States) (PCAOB);

(bb)	the Company maintains a system of internal control over financial reporting (as such term is defined in Rule 13a-15(f) under the U.S. Exchange Act) that complies in all material respects with the requirements of the U.S. Exchange Act and has been designed by the Company’s principal executive officer and principal financial officer, or under their supervision, to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with generally accepted accounting principles in Canada. Management of the Company assessed the internal control over financial reporting of the Corporation as of June 30, 2009 and concluded internal control over financial reporting was effective as of such date. The Company is not aware of any material weaknesses in its internal control over financial reporting;

(cc)	the Company maintains disclosure controls and procedures (as such term is defined in Rule 13a-15(e) under the U.S. Exchange Act) that comply with the requirements of the U.S. Exchange Act; such disclosure controls and procedures have been designed to ensure that information required to be disclosed by the Company in the reports that it files or submits under the U.S. Exchange Act is recorded, processed, summarized and reported within the time periods specified in the SEC’s rules and forms; such disclosure controls and procedures were effective as of June 30, 2009;

(dd)	neither the Company nor any of the Subsidiaries has been in violation of, in connection with the ownership, use, maintenance or operation of its property and assets, any applicable federal, provincial, state, municipal or local laws, by-laws, regulations, orders, policies, permits, licences, certificates or approvals having the force of law, domestic or foreign, relating to environmental, health or safety matters or hazardous or toxic substances or wastes, pollutants or contaminants (collectively in this Section, “environmental laws”). Without limiting the generality of the foregoing:
(i)	the Company and each of the Subsidiaries has occupied its properties and has received, handled, used, stored, treated, shipped and disposed of all pollutants, contaminants, hazardous or toxic materials, controlled or dangerous substances or wastes in compliance with all applicable environmental laws and has received all material permits, licenses or other approvals required of them under applicable environmental laws to conduct their respective businesses, except where such would not have a material adverse effect on the business of the Company; and

(ii)	there are no orders, rulings or directives issued against the Company or any of the Subsidiaries and there are no orders, rulings or directives pending or threatened against the Company or any of the Subsidiaries under or pursuant to any environmental laws requiring any work, repairs, construction or capital expenditures with respect to any property or assets of the Company or any of the Subsidiaries;
(ee)	no notice with respect to any of the matters referred to in the immediately preceding paragraph, including any alleged violations by the Company or any of the Subsidiaries with respect thereto has been received by the Company or any of the Subsidiaries, and no writ, injunction, order or judgement is outstanding, and no legal proceeding under or pursuant to any environmental laws or relating to the ownership, use, maintenance or operation of the property and assets of the Company or any of the Subsidiaries is in progress, or pending or, to the knowledge of the Company, threatened and to the knowledge of the Company there are no grounds or conditions which exist, on or under any property now or previously owned, operated or leased by the Company or any of the Subsidiaries, on which any such legal proceeding might be commenced with any reasonable likelihood of success or with the passage of time, or the giving of notice or both, would give rise;

(ff)	the Company, the Subsidiaries and their respective directors, officers and promoters are not in breach of any law, ordinance, statute, regulation, by-law, order or decree of any kind whatsoever where non-compliance could have a material adverse effect on the Company;

(gg)	the Company has good and sufficient right and authority to enter into this Agreement and complete its transactions contemplated under this Agreement on the terms and conditions set forth herein;

(hh)	the execution and delivery of this Agreement, the performance of its obligations under this Agreement and the completion of the transactions contemplated under this Agreement will not conflict with, or result in the breach of or the acceleration of any indebtedness under, or constitute a default under, the constating documents of the Company or any indenture, mortgage, agreement, lease, licence or other instrument of any kind whatsoever to which the Company or any of the Subsidiaries is a party or by which it is bound, or any judgment or order of any kind whatsoever of any Court or administrative body of any kind whatsoever by which it is bound;

(ii)	neither the Company nor any of its Subsidiaries nor, to the knowledge of the Company, any director, officer, agent, employee, affiliate or other person acting on behalf of the Company or any of its Subsidiaries is aware of or has (i) made any unlawful contribution to any candidate for non-United States or Canadian office, or failed to disclose fully any such contribution in violation of law, or (ii) made any payment to any federal or state governmental officer or official, or other person charged with similar public or quasi-public duties, other than payments required or permitted by the laws of the United States or Canada of any jurisdiction thereof. Without limiting the generality of the foregoing, none of the Company, its Subsidiaries or, to the knowledge of the Company, any director, officer, agent, employee or affiliate of the Company or any of its Subsidiaries is aware of or has taken any action, directly or indirectly, that would result in a violation by such persons of the Canadian Corruption of Foreign Public Officials Act or the Foreign Corrupt Practices Act of 1977, as amended, and the rules and regulations thereunder (collectively the “Foreign Corruption Laws”), including, without limitation, making use of the mails or any means or instrumentality of interstate commerce corruptly in furtherance of an offer, payment, promise to pay or authorization of the payment of any money, or other property, gift, promise to give, or authorization of the giving of anything of value to any “foreign official” (as such term is defined in the Foreign Corruption Laws) or any foreign political party or official thereof or any candidate for foreign political office, in contravention of the Foreign Corruption Laws; and the Company and each of its Subsidiaries have conducted their businesses in compliance with the Foreign Corruption Laws and have instituted and maintain policies and procedures designed to ensure, and which are reasonably expected to continue to ensure, continued compliance therewith. The operations of the Company and each of its Subsidiaries are and have been conducted at all times in compliance with applicable financial record-keeping and reporting requirements of the Proceeds of Crime (Money Laundering) and Terrorist Financing Act (Canada) and the U.S. Currency and Foreign Transactions Reporting Act of 1970, as amended, the money laundering statutes of all applicable jurisdictions, the rules and regulations thereunder and any related or similar rules, regulations or guidelines issued, administered or enforced by any governmental agency (collectively, the “Money Laundering Laws”) and no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Company or any Subsidiary with respect to the Money Laundering Laws is pending or, to the best knowledge of the Company, threatened;

(jj)	except where such would not have a material adverse affect on the business of the Company or its Subsidiaries, the Company and each of its Subsidiaries possess such permits, licenses, approvals, consents and other authorizations (collectively, “Governmental Licenses”) issued by the appropriate federal, state, provincial, local or foreign regulatory agencies or bodies necessary to conduct the business now operated by them; the Company and each of its Subsidiaries are in material compliance with the terms and conditions of all such Governmental Licenses; all of the Governmental Licenses are valid and in full force and effect; and neither the Company nor any of its Subsidiaries has received any notice of proceedings relating to the revocation or modification of, failure to renew or imposition of a burdensome restriction under any such Governmental Licenses;

(kk)	with respect to information set forth in the Offering Documents: (i) information relating to the Company’s estimates of mineral reserves and mineral resources contained in the Offering Documents has been reviewed and verified by the Company or independent consultants to the Company for consistency with the Company’s most recently prepared mineral reserve and mineral resource estimates; (ii) the mineral reserve and mineral resource estimates have been prepared in all material respects in accordance with NI 43-101 by or under the supervision of a qualified person as defined therein; (iii) the methods used in estimating the Company’s mineral reserves and mineral resources are in accordance with accepted mineral reserve and mineral resource estimation practices; and (iv) the Company has duly filed with the applicable Securities Commissions in compliance with applicable Canadian Securities Laws all technical reports required by NI 43-101 to be filed with the Securities Commissions and all such reports (as amended) comply in all material respects with the requirements thereof;

(ll)	neither the British Columbia Securities Commission, the SEC, any other securities regulatory authority, any stock exchange nor any similar regulatory authority has issued any order which is currently outstanding preventing or suspending trading in any securities of the Company;

(mm)	the Company is not and, after giving effect to the Offering and the application of the proceeds thereof as described in the Prospectuses under the heading “Use of Proceeds,” will not be required to seek an order permitting it to be registered as an investment company under the United States Investment Company Act of 1940, as amended;

(nn)	no filing with, or authorization, approval, consent, license, order, registration, qualification or decree of, any court or governmental authority or agency is necessary or required for the performance by the Company of its obligations hereunder or in connection with the offering, issuance or sale of the Shares or the consummation of the transactions contemplated by this Agreement, except (i) such as have been obtained or as may be required under the U.S. Securities Laws (including state “blue sky” securities laws and the rules and regulations of FINRA) and (ii) such as have been obtained or as may be required under the Canadian Securities Laws;

(oo)	the assets of the Company and the Subsidiaries and their respective businesses and operations are insured against loss or damage with responsible insurers on a basis consistent with insurance obtained by reasonably prudent participants in comparable businesses, and such coverage is in full force and effect, and the Company has not breached the terms of any policies in respect thereof nor failed to promptly give any notice or present any material claim thereunder;

(pp)	neither the Company nor, to the knowledge of the Company, any director, officer, agent, employee, affiliate or person acting on behalf of the Company is currently subject to any U.S. sanctions administered by the Office of Foreign Assets Control of the U.S. Treasury Department (“OFAC”); and the Company will not directly or indirectly use the proceeds of the Offering, or lend, contribute or otherwise make available such proceeds to any subsidiary, joint venture partner or other person or entity, for the purpose of financing the activities of any person currently subject to any U.S. sanctions administered by OFAC.

4.1.2	Prospectus Matters
(a)	the Company will, provided the Underwriters have taken all action required by them hereunder to permit the Company to do so, use its best efforts to file the Canadian Preliminary Prospectus pursuant to MI 11-202 and to use its best efforts to obtain a Dual Prospectus Receipt from the British Columbia Securities Commission on its own behalf and on behalf of the Ontario Securities Commission, and a deemed receipt in respect of each of the other Qualifying Provinces, and shall have taken all other steps and proceedings that may be necessary no later than 5:00 p.m. (E.S.T.) on January 20, 2010;

(b)	the Company will, provided the Underwriters have taken all action required by them hereunder to permit the Company to do so, use its best efforts to file the Canadian Final Prospectus pursuant to MI 11-202 and to use its best efforts to obtain a final Dual Prospectus Receipt from the British Columbia Securities Commission on its own behalf and on behalf of the Ontario Securities Commission, and a deemed receipt in each of the other Qualifying Provinces and shall have taken all other steps and proceedings that may be necessary in order to qualify the Shares and Over-Allotment Option for distribution pursuant to the Canadian Final Prospectus in each of the Qualifying Provinces and the United States before the close of business on February 1, 2010 (or such other date or time as may be agreed to in writing by the Company and Canaccord, on behalf of the Underwriters);

(c)	the Company will use its best efforts to file the Amendment No. 1 to the Registration Statement, and shall have taken all other steps and proceedings that may be necessary before the close of business on January 20, 2010;

(d)	the Company will use its best efforts to file the Amendment No. 2 to the Registration Statement, and shall have taken all other steps and proceedings that may be necessary before the close of business on February 1, 2010;

(e)	at the Effective Time the Registration Statement will, and at the Applicable Time the U.S. Final Prospectus will, conform in all material respects to the applicable requirements of the U.S. Securities Act and the rules and regulations of the SEC thereunder;

(f)	the Company will deliver from time to time without charge to the Underwriters as many copies of the Prospectuses and any Supplementary Material as they may reasonably request for the purposes contemplated hereunder and contemplated by the applicable Securities Laws and such delivery shall constitute the consent of the Company to their use of such documents in connection with the distribution or the distribution to the public of the Shares, subject to the Underwriters complying with the provisions of the applicable Securities Laws and the provisions of this Agreement;

(g)	all the information and statements to be contained in the Canadian Prospectus and any Supplementary Material shall, at the respective dates of delivery thereof, constitute full, true and plain disclosure of all material facts relating to each of the Offering, the Company and the Material Subsidiaries on a consolidated basis and the Shares;

(h)	no material fact or information will be omitted from the Canadian Prospectus and any Supplementary Material (except facts or information relating solely to or provided by the Underwriters) which is required to be stated in such disclosure or is necessary to make the statements or information contained in such disclosure not misleading in light of the circumstances under which they were made;

(i)	the Registration Statement, at the Effective Time, will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading; and the U.S. Final Prospectus, as of the Applicable Time and as of the Closing Time and, if applicable, as of the Over-Allotment Closing Date, will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading (except facts or information relating solely to or provided by the Underwriters);

(j)	as of the Applicable Time and as of the Closing Time and, if applicable, as of the Over-Allotment Closing Date, the U.S. Final Prospectus, when considered together with each Issuer Free Writing Prospectus, if any, will not include any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading;

(k)	each Issuer Free Writing Prospectus, if any, as of its issue date and at all subsequent times through the completion of the Distribution of the Shares, did not, does not and will not include any information that conflicted, conflicts or will conflict with the information contained in the Registration Statement, the U.S. Preliminary Prospectus or the U.S. Final Prospectus

(l)	at the time of filing and qualification thereof, none of the Offering Documents will contain a misrepresentation;

(m)	the Offering Documents shall in all material respects contain the disclosure required by and conform to all requirements of the applicable Securities Laws;

(n)	during and prior to completion of the Distribution Period, the Company will use its best efforts to otherwise take or cause to be taken all steps and proceedings (including the filing of, and obtaining the issuance of a final Dual Prospectus Receipt (or a decision document equivalent thereof) for, the Canadian Final Prospectus) that may be required under the applicable Securities Laws to qualify the grant of the Over-Allotment Option to the Underwriters and the Shares for sale to the public in the Qualifying Provinces and the United States through registrants registered under the applicable Securities Laws who have complied with the relevant provisions thereof; and

(o)	at all times until the completion of the Distribution Period, but in any event not later than 30 days following the Closing Date, the Company will, to the satisfaction of counsel to the Underwriters, acting reasonably, promptly take or cause to be taken all additional steps and proceedings that may be required from time to time under the applicable Securities Laws to continue to so qualify the Shares and the Over-Allotment Option or, in the event that the Shares and/or the Over-Allotment Option have, for any reason, ceased to so qualify, to again so qualify the Shares and/or the Over-Allotment Option.
4.1.3	Due Diligence Matters
(a)	prior to the filing of any Offering Documents, the Company will allow the Underwriters to participate fully in the preparation of the Offering Documents and shall allow the Underwriters to conduct all due diligence which they may reasonably require to conduct in order to fulfill their obligations and in order to enable them to responsibly execute the certificates required to be executed by them at the end of the Canadian Prospectus and any applicable Supplementary Material;

(b)	the Company will promptly notify the Underwriters in writing if, prior to completion of the Distribution Period, there shall occur any material change or change in a material fact (in either case, whether actual, anticipated, contemplated or threatened and other than a change or change in fact relating solely to the Underwriters) or any event or development involving a prospective material change or a change in a material fact or any other material change concerning the Company and its Subsidiaries on a consolidated basis or any other change which is of such a nature as to result in, or could be considered reasonably likely to result in, a misrepresentation in the Prospectuses, the Registration Statement or any Supplementary Material, as they exist immediately prior to such change, or could render any of the foregoing, as they exist immediately prior to such change, not in compliance with any of the applicable Securities Laws;

(c)	the Company will promptly notify the Underwriters in writing with full particulars of any such actual, anticipated, contemplated, threatened or prospective change referred to in the preceding paragraph and the Company shall, to the satisfaction of the Underwriters, acting reasonably, provided the Underwriters have taken all action required by them hereunder to permit the Company to do so, file promptly and, in any event, within all applicable time limitation periods with the Securities Commissions and SEC a new or amended prospectus, registration statement or Supplementary Material, as the case may be, or material change report as may be required under the applicable Securities Laws and shall comply with all other applicable filing and other requirements under the applicable Securities Laws including any requirements necessary to qualify the distribution of the Shares and the Over-Allotment Option and shall deliver to the Underwriters as soon as practicable thereafter their reasonable requirements of conformed or commercial copies of any such new or amended prospectus or Supplementary Material. The Company will not file any such new or amended disclosure documentation or material change report without first obtaining the written approval of the form and content thereof by the Underwriters, which approval shall not be unreasonably withheld or delayed; and

(d)	the Company will in good faith discuss with the Underwriters as promptly as possible any circumstance or event which is of such a nature that there is or ought to be consideration given as to whether there may be a material change or change in a material fact or other change described in the preceding two paragraphs.
4.1.4	Additional Covenants
(a)	the Company will use its commercially reasonable best efforts to maintain its status as a “reporting issuer” or the equivalent not in default in each of the Qualifying Provinces for a period of two years from the date of the Dual Prospectus Receipt for the Canadian Final Prospectus;

(b)	the Company will use its commercially reasonable best efforts to maintain a listing on recognized Canadian and U.S. stock exchanges for a period of two years from the Closing Date;

(c)	the Company will from and including the date of this Agreement through to and including the Time of Closing, do all such acts and things necessary to ensure that all of the representations and warranties of the Company contained in this Agreement or any certificates or documents delivered by it pursuant to this Agreement remain true and correct and not do any such act or thing that would render any representation or warranty of the Company contained in this Agreement or any certificates or documents delivered by it pursuant to this Agreement untrue or incorrect;

(d)	the Company agrees, from and including the date of this Agreement through to and including the date which is 90 days following the Closing Date, not to directly or indirectly, issue, sell, offer, grant an option or right in respect of, or otherwise dispose of, or agree to or announce any intention to issue, sell, grant an option or right in respect of, or otherwise dispose of any additional Common Shares or any securities convertible or exchangeable into Common Shares other than pursuant to: (i) the Offering; (ii) the grant or exercise of stock options and other similar issuances to any stock option plan or similar share compensation arrangements in place prior to the Closing Date; (iii) obligations in respect of existing contractual or mineral property requirements; (iv) obligations in respect of the outstanding convertible securities identified in Schedule “C”; and (v) the issuance of securities in connection with property or share acquisitions in the normal course of business, without the prior written consent of Canaccord, such consent not to be unreasonably withheld;

(e)	the Company will advise the Underwriters, promptly after receiving notice thereof, of the time when each Offering Document has been filed and any Dual Prospectus Receipt has been obtained, and will provide evidence satisfactory to the Underwriters of each such filing and a copy of each such Dual Prospectus Receipt;

(f)	between the date hereof and the date of completion of the distribution of the Shares, the Company will advise the Underwriters, promptly after receiving notice or obtaining knowledge thereof, of:
(I)	the issuance by any Securities Commission or the SEC of any order suspending or preventing the use of any of the Offering Documents, including without limitation the issuance by the SEC of any stop order suspending the effectiveness of the Registration Statement, or, to the knowledge of the Company, the threatening of any such order;

(II)	the issuance by any Securities Commission, the SEC, the TSX or the NYSE Amex of any order having the effect of ceasing or suspending the distribution of the Common Shares or the trading in any securities of the Company, or of the institution or, to the knowledge of the Company, threatening of any proceeding for any such purpose; or

(III)	any requests made by any Securities Commission or the SEC for amending or supplementing any of the Offering Documents or for additional information;
and the Company will use its best efforts to prevent the issuance of any order referred to in subparagraph (f)(I) above or subparagraph (f)(II) above and, if any such order is issued, to obtain the withdrawal thereof at the earliest possible time;

(g)	the Company agrees that, unless it obtains the prior consent of the Underwriters, and each Underwriter represents and agrees that, unless it obtains the prior consent of the Company and the Underwriters, not to be unreasonably withheld, it has not made and will not make any offer relating to the Shares that would constitute an Issuer Free Writing Prospectus, or that would otherwise constitute a “free writing prospectus,” as defined in Rule 405 under the U.S. Securities Act, required to be filed with the SEC. Any such free writing prospectus consented to by the Company and the Underwriters is hereinafter referred to as a “Permitted Free Writing Prospectus.” The Company represents that it has treated or agrees that it will treat each Permitted Free Writing Prospectus as an Issuer Free Writing Prospectus, and has complied and will comply with the requirements of

Rule 433 applicable to any Permitted Free Writing Prospectus, including timely filing with the SEC where required, legending and record keeping;

(h)	as soon as practicable, the Company will make generally available to the security holders an earnings statement or statements of the Company and its Subsidiaries that will satisfy the provisions of Section 11(a) of the U.S. Securities Act and Rule 158 thereunder; and

(i)	the Company will use the net proceeds from the sale of the Shares in the manner set out in the Prospectuses.
5. Conditions to Purchase Obligation
5.1 The following are conditions of the Underwriters’ obligations to purchase the Shares as contemplated hereby, which conditions may be waived in writing in whole or in part by the Underwriters:
(a)	the Company will have made and/or obtained the necessary filings, approvals, consents and acceptances to or from, as the case may be, the Securities Commissions, SEC and the Exchanges required to be made or obtained by the Company in connection with the Offering, on terms which are acceptable to the Company and the Underwriters, acting reasonably, prior to the Closing Date, it being understood that the Underwriters will do all that is reasonably required to assist the Company to fulfill this condition;

(b)	the Company shall have delivered to the Underwriters without charge and in such numbers as the Underwriters may reasonably request, as soon as possible following the issuance of the Dual Prospectus Receipt for the Canadian Preliminary Prospectus by the British Columbia Securities Commission, in such cities as Canaccord, on behalf of the Underwriters, may reasonably request, the reasonable requirements of conformed commercial copies of the Canadian Preliminary Prospectus and U.S. Preliminary Prospectus;

(c)	the Company shall have delivered to the Underwriters without charge and in such numbers as the Underwriters may reasonably request, as soon as possible following the issuance of the Dual Prospectus Receipt for the Canadian Final Prospectus by the British Columbia Securities Commission, in such cities as Canaccord, on behalf of the Underwriters, may reasonably request, the reasonable requirements of conformed commercial copies of the Canadian Final Prospectus, U.S. Final Prospectus and any Supplemental Material, if applicable;

(d)	the Shares (and for certainty, including the Additional Shares) will have been accepted for listing by each of the Exchanges, subject to the usual conditions, and will, at the opening of trading on each of the Exchanges on the Closing Date or the Over-Allotment Closing Date, as applicable, be accepted for trading on each of the Exchanges;

(e)	the Company’s board of directors will have authorized and approved this Agreement, the sale and issuance of the Shares, the granting of the Over-Allotment Option, the issuance of the Additional Shares upon exercise of the Over-Allotment Option and all matters relating to the foregoing;

(f)	the Company will deliver a certificate of the Company signed on behalf of the Company, but without personal liability, by the Chief Executive Officer of the Company and the Chief Financial Officer of the Company or such other senior officers of the Company as may be acceptable to the Underwriters, acting reasonably, addressed to the Underwriters and dated the Closing Date, in form and content satisfactory to the Underwriters, acting reasonably, certifying that:

(i)	no order, ruling or determination having the effect of suspending the sale or ceasing the trading in any securities of the Company (including the Common Shares) has been issued by any regulatory authority and is continuing in effect and no proceedings for that purpose have been instituted or are pending or, to the knowledge of such officers, contemplated or threatened by any regulatory authority;

(ii)	the Company has duly complied with all the terms, covenants and conditions of this Agreement on its part to be complied with up to the Closing Time;

(iii)	the representations and warranties of the Company contained in this Agreement are true and correct in all material respects at the Time of Closing, with the same force and effect as if made by the Company as at the Time of Closing after giving effect to the transactions contemplated hereby;

(iv)	there has been no adverse material change since the date hereof which has not been generally disclosed; and

(v)	no material change (actual, proposed or prospective, whether financial or otherwise) in the business, affairs, operations, assets, liabilities (contingent or otherwise) or capital of the Company and the Material Subsidiaries on a consolidated basis, except for the Offering, has occurred with respect to which the requisite material change statement or report has not been filed and no such disclosure has been made on a confidential basis that has not been disclosed to the Underwriters in writing;
(g)	the Company will have caused a favourable legal opinion to be delivered by its Canadian and U.S. legal counsel addressed to the Underwriters and their legal counsel, in form and substance satisfactory to the Underwriters acting reasonably, including in respect of those matters identified in Schedule “A” hereto. In giving such opinion, counsel to the Company shall be entitled to rely, to the extent appropriate in the circumstances, upon local counsel or to arrange, to the extent appropriate, for separate opinions of local counsel and shall be entitled as to matters of fact to rely upon a certificate of fact from responsible persons in a position to have knowledge of such facts and their accuracy;

(h)	the Company will have caused a favourable legal opinion to be delivered by local counsel in the jurisdiction of incorporation of each of the Subsidiaries addressed to the Underwriters and their legal counsel, in form and substance satisfactory to the Underwriters, acting reasonably, and with respect to the following matters:
(i)	the incorporation, continuance or amalgamation and existence of each Subsidiary under the laws of its jurisdiction of incorporation, continuance or amalgamation;

(ii)	as to the registered ownership of the issued and outstanding shares of each Subsidiary; and

(iii)	that each Subsidiary has all requisite corporate power under the laws of its jurisdiction of incorporation to carry on its business as presently carried on and own its properties;
(i)	the Company will have caused PricewaterhouseCoopers LLP to deliver an update of its letter referred to in Section 6.1 below to a date not more than two business days prior to the Closing Date;

(j)	FINRA shall have confirmed that it has “no objections” to the proposed underwriting terms and arrangements among the Company and the Underwriters set forth in this Agreement;

(k)	the Company will cause its Transfer Agent to deliver a certificate dated the Closing Date as to the issued and outstanding common shares of the Company;

(l)	the Company will pay the Underwriters’ Fee as contemplated in Section 7.2;

(m)	the Company will deliver such further certificates and other documentation as may be contemplated in this Agreement or as the Underwriters’ or their counsel may reasonably require;

(n)	no order ceasing or suspending trading in any securities of the Company, or ceasing or suspending trading by the directors, officers or promoters of the Company, or any one of them, or prohibiting the trade or distribution of any of the securities referred to herein will have been issued and no proceedings for such purpose will be pending or threatened;

(o)	as of the Time of Closing, there shall be: no reports or information that in accordance with the requirements of Regulatory Authorities in Canada and United States must be made publicly available in connection with the sale of the Shares that have not been made publicly available as required; no contracts, documents or other significant materials required to be filed with Regulatory Authorities in connection with the Offering that have not been filed as required and delivered to the Underwriters; no contracts, documents or other materials that are not described or referred to as required and delivered to the Underwriters;

(p)	the Underwriters shall have not exercised any rights of termination set forth in this Agreement;

(q)	there shall not have occurred any adverse material change (actual, anticipated, contemplated or threatened, whether financial or otherwise) in the business, affairs, operations, assets, liabilities (contingent or otherwise) or capital of the Company and each of the Subsidiaries on a consolidated basis;

(r)	the due diligence conducted by the Underwriters shall not have revealed any adverse material change or adverse material fact in respect of the Company not generally known to the public which should have been previously disclosed, and the Underwriters being satisfied, acting reasonably, with the results of their due diligence investigation of the Company prior to the Time of Closing;

(s)	the Company will have, as of the Time of Closing, complied with all of its material covenants and agreements contained in this Agreement, including without limitation, all requirements for approval for the listing of the Shares on the Exchanges, subject only to the usual conditions, and the Shares will, at the opening of trading on the Exchanges on the Closing Date, be listed for trading on the Exchanges;

(t)	the representations and warranties of the Company contained in this Agreement will be materially true and correct as of the Time of Closing; and

(u)	prior to the Time of Closing, any material change (actual, anticipated, contemplated or, to the knowledge of the Company, threatened, whether financial or otherwise) in the business, affairs, operations, assets, liabilities (contingent or otherwise) or capital of the Company shall have been disclosed to the Underwriters in writing.

5.2 The Company covenants to exercise its commercially reasonable best efforts to have fulfilled the conditions set forth in Section 5.1 on or prior to the Closing Date, as applicable.
5.3 Any breach or failure to comply with any of the conditions set forth in Section 5.1 in any material respect shall entitle the Underwriters to terminate their obligations to sell the Shares by written notice to that effect given to the Company prior to the Time of Closing. It is understood that the Underwriters may waive, in whole or in part, or extend the time for compliance with, any of such terms and conditions without prejudice to their rights in respect of any such terms and conditions or any other subsequent breach or non-compliance; provided that to be binding on the Underwriters, any such waiver or extension must be in writing.
6. Additional Documents Upon Filing of Final Prospectus
6.1 The Company shall cause to be delivered to the Underwriters, concurrently with the filing of the Canadian Final Prospectus, U.S. Final Prospectus and any Supplementary Material, a comfort letter dated the date thereof from the auditors of the Company and addressed to the Underwriters and to the directors of the Company, in form and substance reasonably satisfactory to the Underwriters, relating to the verification of the financial information and accounting data and other numerical data of a financial nature contained therein and matters involving changes or developments since the respective dates as of which specified financial information is given therein, to a date not more than two business days prior to the date of such letter.
7. Closing
7.1 The Offering will be completed at the offices of the Company’s counsel in the city of Vancouver, with share certificates representing the Shares to be concurrently delivered in the city of Vancouver and/or Toronto, as directed by the Underwriters, at the Time of Closing or such other place, date or time as may be mutually agreed to; provided that if the Company has not been able to comply in any material respect with any of the covenants or conditions set out herein required to be complied with by the Time of Closing or such other date and time as may be mutually agreed to or such covenant or condition has not been waived by the Underwriters, the respective obligations of the parties will terminate without further liability or obligation except for payment of expenses, indemnity and contribution provided for in this Agreement.
7.2 At the Time of Closing, the Company shall deliver to the Underwriters:
(a)	original certificates countersigned by the Transfer Agent representing the Shares registered as the Underwriters may direct not less than 24 hours prior to the Time of Closing;

(b)	the requisite legal opinions, certificates and comfort letters as contemplated in Section 5.1; and

(c)	such further documentation and opinions as may be contemplated herein or as the Underwriters, the Securities Commissions or the SEC may reasonably require, against payment of the aggregate purchase price for the Shares, net of the Underwriting Fee and expenses incurred up to the Closing Date as contemplated in this Agreement, by wire transfer payable to the Company. Any additional expenses of the Underwriters incurred in connection with the Offering to which the Company is responsible pursuant to this Agreement and not included in these expenses retained by the Underwriters shall be paid by the Company forthwith upon invoices being provided therefor.

7.3 In the event the Over-Allotment Option is exercised in whole or in part, the Additional Shares issued shall be deemed to form part of the Offering and all provisions relating to Closing on the Closing Date shall apply on the Over-Allotment Closing Date.
8. Termination of Purchase Obligation
8.1 Without limiting any of the other provisions of this Agreement, any Underwriter will be entitled, at its sole option, to terminate and cancel, without any liability on its part or on the part of the other Underwriter and the Purchasers, its obligations under this Agreement, to sell the Shares, by giving written notice to the Company at any time through to the Time of Closing if:
(a)	prior to the Time of Closing there shall occur any material change or change in material fact, which in the reasonable opinion of the Underwriters (or any one of them), would be expected to have a material adverse effect on the market price or value of the Common Shares;

(b)	there should develop, occur or come into effect or existence any event, action, state, condition or major financial occurrence of national or international consequence or any law or regulation which, in the opinion of the Underwriters (or any of them), materially adversely affects or involves, or will materially adversely affect or involve, the financial markets or the business, operations or affairs of the Company and its Subsidiaries taken as a whole;

(c)	there should occur or commence, or be announced or threatened, any inquiry, action, suit, investigation or other proceeding (whether formal or informal); or any order is issued by any governmental authority; or any law or regulation is promulgated, changed or announced in relation to the Company or a Subsidiary; which in the opinion of the Underwriters (or any of them), prevents or materially restricts the trading in or the distribution of the Common Shares or would be expected to have a material adverse effect on the market price or value of the Common Shares; or

(d)	the Company is in breach of any material term, condition or covenant of this Agreement or any material representation or warranty given by the Company in this Agreement is or becomes false.
The occurrence or non-occurrence of any of the foregoing events or circumstances is to be determined in the discretion of the Underwriters, acting reasonably.
The Underwriters shall give notice to the Company in writing of the occurrence of any of the events referred to in this Section; provided that neither the giving nor the failure to give such notice shall in any way affect the Underwriters’ entitlement to exercise this right at any time through to the Time of Closing.
The Underwriters’ rights of termination contained in this Section are in addition to any other rights or remedies they may have in respect of any default, act or failure to act or noncompliance by the Company in respect of any of the matters contemplated by this Agreement. In the event of any such termination, each remaining Underwriter who has not elected to terminate shall be deemed contemporaneously to have terminated its obligations hereunder unless such Underwriter shall have been given written notice by the Company of such termination and shall within 24 hours of receipt of such notice have given the Company written notice to the effect that such remaining Underwriter shall assume the obligations of the terminating Underwriter, provided, that such remaining Underwriter shall have the right to postpone the Closing Date for such period, not exceeding ten business days, as it shall determine and notify the Company in order that any required changes in the Canadian Final Prospectus and the U.S. Final Prospectus may be effected.

8.2 If the obligations of an Underwriter are terminated under this Agreement pursuant to the termination rights provided for in Section 8.1, the Company’s liabilities to such Underwriter shall be limited to the Company’s obligations under the indemnity, contribution and expense provisions of this Agreement.
9. Indemnity
9.1 The Company shall protect, hold harmless and indemnify each of the Underwriters and their respective affiliates and their respective directors, officers, employees, shareholders and agents (as applicable) (collectively, the “Indemnified Parties” and individually an “Indemnified Party”) from and against all losses (other than loss of profits), claims, damages, liabilities, costs and expenses, including, without limitation, all amounts paid to settle actions or satisfy judgments or awards and all reasonable legal fees and expenses on a solicitor and own client basis (collectively, a “Claim”) caused by or arising directly or indirectly by reason of the transactions contemplated in this Agreement including, without limitation:
(a)	any breach by the Company of, or default under, any covenant or agreement of the Company in this Agreement which has not been waived by the Underwriters under this Agreement or any inaccuracy of any representation, warranty or any other document to be delivered by the Company to the Underwriters pursuant hereto or the failure of the Company to comply with any of its obligations hereunder or thereunder;

(b)	any information or statement (except any information or statement relating to the Underwriters, or any of them, provided by the Underwriters) contained in any of the Prospectuses or Supplementary Material or any Issuer Free Writing Prospectus which in the light of the circumstances under which it was made, contains or is alleged to contain an untrue statement of material fact (except facts relating to the Underwriters or any of them, provided by the Underwriters);

(c)	any information or statement (except any information or statement relating to the Underwriters, or any of them, provided by the Underwriters) contained in the Initial Registration Statement, the Amendment No. 1 to the Registration Statement, or the Amendment No. 2 to the Registration Statement which contains or is alleged to contain an untrue statement of a material fact;

(d)	any omission or alleged omission to state in the Prospectuses, any Supplementary Material or any Issuer Free Writing Prospectus or any certificate of the Company delivered pursuant to this Agreement, any fact (except any information or statement relating to the Underwriters, or any of them, provided by the Underwriters) required to be stated in such document or necessary to make any statement in such document not misleading in the light of the circumstances under which it was made;

(e)	any omission or alleged omission to state in the Initial Registration Statement, the Amendment No. 1 to the Registration Statement, or the Amendment No. 2 to the Registration Statement any fact (except any information or statement relating to the Underwriters, or any of them, provided by the Underwriters) required to be stated in such document or necessary to make any statement in such document not misleading;

(f)	any order made or any inquiry, investigation or proceeding instituted, threatened or announced by any court, securities regulatory authority or stock exchange or by any other competent authority, based upon any untrue statement, omission or misrepresentation or alleged untrue statement, omission or misrepresentation (except a statement, omission or misrepresentation relating to the Underwriters, or any of them, provided by the

Underwriters) contained in any of the Offering Documents which operates to prevent or restrict the trading in or the sale or distribution of the Shares;

(g)	the Company not complying prior to the completion of the distribution of the Shares with any requirement of any applicable Securities Laws relating to the Offering;

(h)	any order made by any regulatory authority that trading in or distribution of any of the Company’s securities is to cease or be suspended, or that trading by the directors, officers or promoters of the Company, or any one of them, shall cease or be suspended, including an order prohibiting the trade or distribution of any of the securities referred to herein;

(i)	the failure or inability of the Company to allot, issue and deliver any or all of the certificates representing the Shares in a form and denomination satisfactory to the Underwriters at the time and place as the Underwriters may reasonably require for the completion of the transactions referred to herein; and

(j)	a determination made by any competent authority setting aside the trade or distribution of any of the securities referred to herein, other than as a result of a breach by any of the Underwriters of its covenants herein, and shall reimburse the Indemnified Parties for all reasonable costs, charges and expenses, as incurred, which any of them may pay or incur in connection with investigating or disputing any Claim or action related thereto including the fees and expenses of legal counsel on a solicitor and own client basis.

This indemnity shall be in addition to any liability which the Company may otherwise have.
9.2 The indemnity provided for in section 9.1 shall not apply to the extent that a court of competent jurisdiction, in a final judgment that has become non-appealable, has made the determination that:
(a)	the Indemnified Party has been negligent or dishonest or has committed any fraudulent act or engaged in any willful misconduct in the course of its performance under this Agreement or has breached any material provision of this Agreement; and

(b)	the expenses, losses, claims, damages or liabilities as to which indemnification is claimed were caused by the negligence, dishonesty, fraud, willful misconduct or material breach of this Agreement referred to in subsection 9.2(a) above.
9.3 If any Claim contemplated by this section 9 is asserted against any of the Indemnified Parties, or if any potential Claim contemplated by this section 9 comes to the knowledge of any of the Indemnified Parties, the Indemnified Party concerned shall notify in writing the Company as soon as reasonably practicable, of the nature of the Claim (provided that any failure to so notify in respect of any potential Claim shall not affect the liability of the Company under this section 9, except to the extent that such delay prejudices the Company’s ability to contest such Claim). The Company shall, subject to the following, be entitled (but not required) to assume the defence on behalf of the Indemnified Party of any suit brought to enforce the Claim; provided that the defence shall be through legal counsel selected by the Company and acceptable to the Indemnified Party, acting reasonably, and no admission of liability shall be made by the Company without the prior written consent of the Indemnified Party. An Indemnified Party shall have the right to employ separate counsel in any such suit and participate in its defence but the fees and expenses of that counsel shall be at the expense of the Indemnified Parties unless:
(a)	the Company fails to assume the defence of the suit on behalf of the Indemnified Party within thirty days of receiving notice of the suit;

(b)	the employment of that counsel has been authorized in writing by the Company; or

(c)	the named parties to the suit (including any added or third parties) including the Company and the Indemnified Party has been advised in writing by its outside counsel that representation of the Indemnified Party by counsel for the Company is inappropriate as a result of the potential or actual conflicting interests of those represented;
(in each of the cases set out in subsections 9.3(a), (b) or (c), the Company shall not have the right to assume the defence of the suit on behalf of the Indemnified Party, but the Company shall be liable to pay the reasonable fees and expenses of separate counsel for all Indemnified Parties and, in addition, of local counsel in each applicable jurisdiction on a solicitor and own client basis). Notwithstanding the foregoing, no settlement may be made by an Indemnified Party without the prior written consent of the Company, which consent shall not be unreasonably withheld.
9.4 The Company hereby acknowledges and agrees that, with respect to this section 9, the Underwriters are contracting on their own behalf and as agents for their affiliates, directors, officers, employees and agents in their respective capacities as such (collectively, the “Beneficiaries”). In this regard, each of the Underwriters shall act as trustee for the Beneficiaries of the covenants of the Company under this section 9 with respect to the Beneficiaries and accept these trusts and will hold and enforce those covenants on behalf of the Beneficiaries.
9.5 In order to provide for just and equitable contribution in circumstances in which an indemnity provided in section 9 would otherwise be available in accordance with its terms but is, for any reason not solely attributable to any one or more of the Indemnified Parties, held to be unavailable to or unenforceable by the Indemnified Parties or enforceable otherwise than in accordance with its terms, the Underwriters and the Company, as the case may be, shall contribute to the aggregate of all Claims (other than losses of profits in connection with the distribution of the Shares) of the nature contemplated in section 9 and suffered or incurred by the Indemnified Parties in proportions reflective of the relative benefits received by the Company and any Indemnified Party, as well as their relative fault and any other relevant equitable considerations, as determined by a court of competent jurisdiction; provided that the Underwriters shall not in any event be liable to contribute, in the aggregate, any amount in excess of the Underwriters’ Fee or any portion actually received.
9.6 No party guilty of negligence, wilful misconduct, fraud or fraudulent misrepresentation or breach of any provision of this Agreement shall be entitled to claim indemnification under this section 9 or contribution under section 9.5 from any person who is not guilty of such negligence, wilful misconduct, fraud or fraudulent misrepresentation.
9.7 The rights to contribution provided in this section shall be in addition to and not in derogation of any other right to contribution which the Indemnified Parties or Company may have by statute or otherwise at law provided that section 9.5 shall apply, mutatis mutandis, in respect of that other right.
9.8 The obligations under this section 9 shall apply whether or not the transactions contemplated by this Agreement are completed and shall survive the completion of the transactions contemplated under this Agreement and the termination of this Agreement.
10. Expenses
10.1 The Company will pay all reasonable expenses and fees in connection with the Offering, including, without limitation: (i) all expenses of or incidental to the creation, issue, sale or distribution of the Shares and the filing of the Prospectuses; (ii) the fees and expenses of the Company’s legal counsel; (iii) all costs incurred in connection with the preparation of documentation relating to the Offering; and (iv) the actual and accountable out-of-pocket expenses of the Underwriters and reasonable fees and disbursements of the Underwriters’ legal counsel, not to exceed $100,000 (collectively, the “Underwriters’ Expenses”). All reasonable fees and expenses incurred by the Underwriters, or on their behalf, shall be payable by the Company immediately upon receiving an invoice therefor from the Underwriters and shall be payable whether or not an offering is completed. At the option of Canaccord, such fees and expenses may be deducted from the gross proceeds otherwise payable to the Company on the closing of the Offering. Regardless of whether the transactions contemplated herein are completed or not, the Company will pay the Underwriters’ Expenses, as described in this section 10.1.
11. Syndication of the Underwriters and Decrease of Issue Price
11.1 The sale of the Shares in connection with the Offering shall be as to the following percentages:

Name of Underwriter	Syndicate Position

Canaccord Financial Ltd.	50%

Cormark Securities Inc.	50%
11.2 If either of the Underwriters shall not complete the purchase and sale of its applicable percentage of the aggregate amount of the Shares at the Time of Closing for any reason whatsoever, including by reason of Section 8 hereof, the other Underwriter shall have the right, but shall not be obligated, to purchase the Shares which would otherwise have been purchased by the Underwriter which fails to purchase and to receive the defaulting Underwriter’s portion of the Underwriting Fee in respect thereof and such non-defaulting Underwriter shall have the right, by notice to the Company, to postpone the closing Date or Over-Allotment Closing Date, as the case may be, by not more than three (3) business days to effect such purchase. If, with respect to the Shares, the non-defaulting Underwriter elects not to exercise such rights to assume the entire obligations of the defaulting Underwriter, then the Company shall have the right to terminate its obligations hereunder without liability except: (i) in respect of its indemnity, contribution and expense obligations in respect of the non-defaulting Underwriter; and (ii) in respect of its expense obligations in respect of the Company. Nothing in this paragraph shall oblige the Company to sell to the Underwriters less than all of the Shares or shall relieve an Underwriter in default hereunder from liability to the Company.
11.3 Without affecting the firm obligation of the Underwriters to purchase from the Company 7,350,000 Shares at the Issue Price in accordance with this Agreement, after the Underwriters have made reasonable effort to sell all of the Shares offered hereby at the Issue Price, the Issue Price may be decreased and further changed from time to time to an amount not greater than the Issue Price specified herein. The Underwriters will inform the Company if the Issue Price is decreased and, in such event, the compensation realized by the Underwriters will be decreased in proportion to the amount that the aggregate price paid by the Purchasers for the Shares is decreased.
12. Action by Underwriters
12.1 All steps which must or may be taken by the Underwriters in connection with the closing of the Offering, with the exception of the matters relating to (i) termination of selling obligations, and (ii) indemnification, contribution and settlement, may be taken by Canaccord on behalf of itself and the other Underwriter and the execution of this Agreement by the other Underwriter and by the Company shall constitute the Company’s authority and obligation for accepting notification of any such steps from, and for delivering the definitive certificates representing the Shares to or to the order of, Canaccord. Canaccord shall fully consult with the other Underwriter with respect to all notices, waivers, extensions or other communications to or with the Company. The rights and obligations of the Underwriters under this Agreement shall be several and not joint and several.

13. Survival of Warranties, Representations, Covenants and Agreements
13.1 All warranties, representations, covenants and agreements of the Company herein contained or contained in documents submitted or required to be submitted pursuant to this Agreement shall survive the sale by the Company of the Shares and shall continue in full force and effect for the benefit of the Underwriters regardless of the closing of the sale of the Shares and regardless of any investigation which may be carried on by the Underwriters or on their behalf. For greater certainty, and without limiting the generality of the foregoing, the provisions contained in this Agreement in any way related to the indemnification of the Underwriters by the Company or the contribution obligations of the Underwriters or those of the Company shall survive and continue in full force and effect, for the applicable limitation period prescribed by law.
14. General Contract Provisions
14.1 Any notice or other communication to be given hereunder shall be in writing and shall be given by delivery or by telecopier, as follows:
if to the Company to:
Alexco Resource Corp.
1150 — 200 Granville Street
Vancouver, British Columbia V6C 1S4
Attention:      Clynton Nauman
Fax:            (604) 633-4887
with a copy to:
DuMoulin Black LLP
10th Floor, 595 Howe Street
Vancouver, British Columbia V6C 2T5
Attention:       Corey Dean
Facsimile:       (604) 687-8772
or if to the Underwriters:
Canaccord Financial Ltd.
Pacific Centre, Suite 2200
609 Granville Street
Vancouver, British Columbia V7Y 1H2
Attention:       Ali Pejman
Fax No.:            (604) 643-7733
and
Cormark Securities Inc.
2800 — 200 Bay Street
Toronto, Ontario M5J 2J2
Attention:       Darren Wallace
Facsimile:       (416) 943-6496
with a copy to:
Blake, Cassels & Graydon LLP
Suite 2600, Three Bentall Centre
595 Burrard Street, P.O. Box 49314

Vancouver, British Columbia V7X 1L3
Attention:       Bob Wooder
Fax No.:            (604) 631-3309
and if so given, shall be deemed to have been given and received upon receipt by the addressee or a responsible officer of the addressee if delivered, or four hours after being telecopied and receipt confirmed during normal business hours, as the case may be. Any party may, at any time, give notice in writing to the others in the manner provided for above of any change of address or telecopier number.
14.2 This Agreement and the other documents herein referred to constitute the entire Agreement between the Underwriters and the Company relating to the subject matter hereof and supersedes all prior Agreements between the Underwriters and the Company with respect to their respective rights and obligations in respect of the Offering, including the engagement letter dated January 18, 2010 between the Underwriters and the Company.
14.3 The Company hereby acknowledges that (a) the purchase and sale of the Shares pursuant to this Agreement is an arm’s-length commercial transaction between the Company, on the one hand, and the Underwriters and any affiliate through which it may be acting, on the other, (b) the Underwriters are acting as principals and not as an agents or fiduciaries of the Company, and (c) the Company’s engagement of the Underwriters in connection with the Offering and the process leading up to the Offering is as independent contractors and not in any other capacity. Furthermore, the Company agrees that it is solely responsible for making its own judgments in connection with the Offering (irrespective of whether any of the Underwriters has advised or is currently advising the Company on related or other matters). The Company agrees that it will not claim that the Underwriters owe an agency, fiduciary or similar duty to the Company in connection with such transaction or the process leading thereto.
14.4 Time shall be of the essence for all provisions of this Agreement.
14.5 This Agreement may be executed by telecopier and in one or more counterparts which, together, shall constitute an original copy hereof as of the date first noted above.

     If this Agreement accurately reflects the terms of the transaction which we are to enter into and if such terms are agreed to by the Company, please communicate your acceptance by executing where indicated below.
Yours very truly,

CANACCORD FINANCIAL LTD.

Per:	/s/ Ali Pejman
Authorized Signing Officer

CORMARK SECURITIES INC.

Per:	/s/ Darren Wallace

Authorized Signing Officer
     The foregoing accurately reflects the terms of the transaction which we are to enter into and such terms are agreed to with effect as of the date provided at the top of the first page of this Agreement.

ALEXCO RESOURCE CORP.

Per:	/s/ David Whittle
Authorized Signing Officer

SCHEDULE “A”
OPINION OF THE COMPANY’S COUNSEL
This is Schedule “A” to the Underwriting Agreement dated as of January 20, 2010 among Alexco Resource Corp. and Canaccord Financial Ltd. and Cormark Securities Inc.
The opinion of the Company’s Canadian counsel shall be in respect of the following matters:
(i)	the Company is a corporation existing under the Business Corporations Act (British Columbia) and has all requisite corporate power and authority to carry on its business as now conducted and to own, lease and operate its property and assets and to execute, deliver and perform its obligations under this Agreement;

(ii)	the authorized capital of the Company consists of an unlimited number of common shares;

(iii)	as to the issued and outstanding common shares of the Company;

(iv)	the Company has all necessary corporate power and capacity: (i) to execute and deliver this Agreement and perform its obligations under this Agreement; (ii) to create, issue and sell the Shares; (iii) to grant the Over-Allotment Option; and (iv) to issue the Additional Shares upon the due and proper exercise of the Over-Allotment Option;

(v)	all necessary corporate action has been taken by the Company to authorize the execution and delivery of each of the Prospectuses and the filing thereof with the Securities Commissions and SEC;

(vi)	upon the payment therefor and the issue thereof, the Shares will have been validly issued as fully paid and non-assessable;

(vii)	the Additional Shares issuable upon the exercise of the Over-Allotment Option have been reserved for issuance by the Company and, upon the payment of the purchase price for the Additional Shares and the issuance thereof, will be issued as fully paid and non-assessable;

(viii)	all necessary corporate action has been taken by the Company to authorize the execution and delivery of this Agreement, and the performance of its obligations hereunder and this Agreement, has been executed and delivered by the Company and constitutes a legal, valid and binding obligation of the Company enforceable against it in accordance with its terms, subject to bankruptcy, insolvency and other laws affecting the rights of creditors generally and subject to such other standard assumptions and qualifications including the qualifications that equitable remedies may be granted in the discretion of a court of competent jurisdiction and that enforcement of rights to indemnity, contribution and waiver of contribution set out in this Agreement may be limited by applicable law and that enforceability is subject to the provisions of the Limitation Act (British Columbia);

(ix)	the rights, privileges, restrictions and conditions attaching to the Shares are accurately summarized in all material respects in the Prospectuses;

(x)	all necessary documents have been filed, all requisite proceedings have been taken and all approvals, permits and consents of the appropriate regulatory authority under the securities laws in each of the Qualifying Provinces have been obtained by the Company to qualify the distribution or distribution to the public of the Shares (including for certainty, the Additional Shares) and the Over-Allotment Option in each of the Qualifying Provinces through persons who are registered under applicable legislation and who have complied with the relevant provisions of such applicable legislation;

(xi)	subject only to the standard listing conditions, the Shares (and for certainty, the Additional Shares) have been conditionally listed on the TSX;

(xii)	the execution and delivery of this Agreement, the fulfilment of the terms hereof by the Company and the issuance, sale and delivery of the Shares to be issued, delivered and sold by the Company at the Time of Closing and the issuance of the Additional Shares upon exercise of the Over-Allotment Option do not and will not result in a breach of or default under, and do not and will not create a state of facts which, after notice or lapse of time or both, will result in a breach of or default under, and do not and will not conflict with any of the terms, conditions or provisions of the articles or by-laws of the Company or the Business Corporations Act (British Columbia);

(xiii)	Computershare Investor Services Inc. has been duly appointed the transfer agent and registrar for the Shares; and

(xiv)	the statements set forth in the Prospectuses under the headings (for certainty, including all subheadings under such headings) “Eligibility for Investment”, “Certain Canadian Federal Income Tax Considerations” and “Enforceability of Civil Liabilities” insofar as they purport to describe the provisions of the laws referred to therein, are fair summaries of the matters discussed therein.
The opinion of the Company’s United States counsel shall be in respect of the following matters:
(i)	the Registration Statement is effective under the U.S. Securities Act. Based solely upon the oral advice of a member of the staff of the SEC, no stop order suspending the effectiveness of the Registration Statement has been issued, and to such counsel’s knowledge no proceedings for that purpose have been initiated or are pending or threatened by the SEC;

(ii)	based solely on the letter dated •, 2010 from the NYSE Amex, the Shares have been approved for listing on the NYSE Amex subject to notice of issuance;

(iii)	although the statements in the Canadian Final Prospectus and the U.S. Final Prospectus under the caption “Certain United States Federal Income Tax Considerations” do not purport to be a complete description of all possible United States federal income tax consequences of the purchase, ownership and disposition of the Common Shares by U.S. Holders (as defined under such caption), such statements constitute a fair and accurate summary of the material United States federal income tax consequences of the purchase, ownership and disposition of the Shares by U.S. Holders;

(iv)	no consent, approval, authorization or order of, or filing, registration or qualification with (collectively, “Consents”), any Governmental Authority is required by the Company under any Applicable Law for the issuance or sale of the Common Shares or the performance by the Company of its obligations under this Agreement except such as have been obtained or made under the U.S. Securities Act and except that we express no opinion as to any such Consents that may be required to be obtained from or made to the United States Financial Industry Regulatory Authority. For the purposes of this opinion, the term “Governmental Authority” means any executive, legislative, judicial, administrative or regulatory body of the State of New York or the United States of America. For the purposes of this opinion, the term “Applicable Law” means those laws, rules and regulations of the State of New York (but not including any statutes, ordinances, administrative decisions, rules or regulations of any political subdivision of the State of New York) and the federal laws of the United States of America, in each case which in such counsel’s experience are normally applicable to the transactions of the type contemplated by this Agreement, except that “Applicable Law” does not include the anti-fraud provisions of the securities laws of any applicable jurisdiction or any state securities or blue sky laws of the various states;

(v)	the execution and delivery of this Agreement by the Company and the performance by the Company of any of the terms hereof, including issuance and sale of the Shares by the Company, will not violate Applicable Law. For the purposes of this opinion, the term “Applicable Law” means those laws, rules and regulations of the State of New York (but not including any statutes, ordinances, administrative decisions, rules or regulations of any political subdivision of the State of New York) and the federal laws of the United States of America, in each case which in such counsel’s experience are normally applicable to the transactions of the type contemplated by this Agreement, except that “Applicable Law” does not include the anti-fraud provisions of the securities laws of any applicable jurisdiction or any state securities or blue sky laws of the various states; and

(vi)	the Company is not, and, after giving effect to the Offering and the application of the proceeds thereof as described in the Canadian Final Prospectus and the U.S. Final Prospectus under the heading “Use of Proceeds,” will not be, required to be registered as an investment company under the United States Investment Company Act of 1940, as amended.

SCHEDULE “B”
MATERIAL SUBSIDIARIES

		Percentage Owned
Name of Subsidiary	Jurisdiction	(Directly or Indirectly)
Alexco Keno Hill Mining Corp.	British Columbia	100%
Elsa Reclamation & Development Company Ltd.	Yukon	100%
Access Mining Consultants Ltd.	Yukon	100%

SCHEDULE “C”
OUTSTANDING CONVERTIBLE SECURITIES
ALEXCO RESOURCE CORP.
Incentive stock options outstanding and exercisable as at January 20, 2010 are summarized as follows:

	Options Outstanding
		Weighted
	Number of	Average
	Shares	Remaining
Exercise Price	Issuable on Exercise	Life (Years)	Weighted Average Exercise Price

$0.80	825,000	2.40	$0.80
$1.50	147,500	2.91	$1.50
$1.65	581,250	6.16	$1.65
$2.18	50,000	6.50	$2.18
$2.90	200,000	6.82	$2.90
$3.08	880,000	3.33	$3.08
$3.88	15,000	5.33	$3.88
$4.46	190,000	5.06	$4.46
$4.99	780,000	3.99	$4.99
$5.19	150,000	4.72	$5.19
$5.38	50,000	4.36	$5.38
$5.90	65,000	4.12	$5.90

	3,933,750	2.72	$2.92